UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEA STAR GROUP, INC.

(Exact name of Registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3711 (Motor Vehicles & Passenger Car Bodies)

(Primary Standard Industrial Classification Code Number)

22-2458253

 (I.R.S. Employer Identification No.)

170 Overhill Drive

Mooresville, NC 28117

(704) 663-6319

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	3,500,000	$1.50(2)	$5,250,000	$292.95

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Based on the latest offering price of the Company’s common stock traded on the Pink OTC Markets.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SEA STAR GROUP, INC.

Date of Prospectus:  ____________________ (Subject To Completion)

Securities Being Offered

Up to 3,500,000 shares of our common stock, $0.001 par value, at $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Currently the Company’s common stock trades on the Pink OTC Markets under the symbol SGQZ.  We will not engage any underwriters in connection with this offering.   All shares of the Common Stock offered and sold in this offering will be offered and sold by the Company through the efforts of its executive officers and directors.  This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continue for a period of 6 months, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	There are currently 15,282,507 common shares issued and outstanding and 698 stockholders. There are 89 Class B Preferred stock issued and outstanding.

	Per Share	Total
Public Offering Price	$ 1.50(1)
Underwriting Discount	$ 0.00	$ 0.00
Proceeds to Sea Star	$1.50	$ 5,250,000.00

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES    3

Summary

3

Risk Factors

5

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

PLAN OF DISTRIBUTION

14

DESCRIPTION OF SECURITIES TO BE REGISTERED

16

INTERESTS OF NAMED EXPERTS AND COUNSEL

18

INFORMATION WITH RESPECT TO THE REGISTRANT

18

Description Of Business

18

Description of Properties

21

Legal Proceedings

22

Market Price Of And Dividends On The Registrant’s  Common Equity And Related Stockholder Matters  22

Financial Statements

23

Management's discussion and analysis of  Financial condition and results of operations

53

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

60

Directors, Executive Officers, Promoters, and Control Persons

60

Executive Compensation

63

Security Ownership of Certain Beneficial Owners and Management

64

Certain Relationships and Related Transactions and Director Independence

65

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES    66

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SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is only a shortened version of the more detailed information, exhibits, and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 3,500,000 shares of common stock (the “Shares”) of Sea Star Group, Inc. (“Sea Star”), at an offering price of $1.50 per share.  There is no minimum purchase required.  Shares are being offered on a self-underwritten, “best efforts” basis by the Company through the efforts of its officers and directors.  Officers and directors will not receive any commission or proceeds from the offering.  See section entitled “Plan of Distribution” for a detailed discussion of the exemptions and registrations we will be relying on for this offering.

The Company’s common stock currently trades on the Pink OTC Markets (“Pink Sheets”, www.pinksheets.com) under the symbol SGQZ.  There is currently a limited market for the Company’s common stock, and we cannot guarantee an established market for shares purchased under this offering.  Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB), the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock can be sustained.

Our Company

Sea Star Group, Inc. (“Sea Star”), was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up.  Its original purpose was to develop Tune Up shops.  The Company was failing and in January, 2001, the Company acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, the Company changed its name to Advanced Orbital Services, Inc.   The Company assumed the business plan of Advanced Orbital of developing direct marketing capabilities by placing a set-top box into homes.  This box would capture direct marketing information from its users and also, potentially, be able to play on demand movies.  The development of this box was unsuccessful, and the Company began to seek out other opportunities.

In April, 2006, the Company intended to merge with SunVesta, Inc., but such merger was never completed.  On May 23, 2006, the Company changed its name to SunVesta, Inc. in anticipation of the merger, which never occurred.

On October 9, 2006, the Company changed its name to Sea Star Group, Inc.  The Company planned to utilize a travel based financial alternative to time share sales.  The Company’s then-owner, Daniel Sabbia, received a patent outside the Company for this financial alternative, and the Company proceeded to acquire property.  The first property was acquired in Costa Rica.  Due to adverse world economic conditions, the Company was unable to obtain adequate financing. The land deposits and all development costs were written off in 2008.  At the beginning of 2009, the Company changed its officers and looked to take the Company in a new direction.

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In August, 2009, the Company merged with Riley Technologies, Inc. (“Riley”), making Riley a wholly-owned subsidiary of the Company.  Please see “Description of Business” located elsewhere in this Prospectus for a complete description of our business.

Currently, the Company’s only source of revenues is through Riley.  Riley Technologies generates revenue through the sale of complete race cars and race car parts.  These cars and parts are designed and manufactured primarily in-house.  Running an in-house race team and providing race-track services to our customer teams generates additional revenue.

The Report of our independent auditor, included with our audited financials elsewhere in this Prospectus, expresses substantial doubt about our ability to continue as a going concern.

We maintain mailing and executive offices located at 170 Overhill Drive, Mooresville, NC 28117.  Our telephone number is (704) 663-6319 and our fax number is (704) 663-6084.

Our registered office in Nevada is located at 245 Liberty, Reno, Nevada, 89501.

The Offering

Common Stock Offered for Sale:  3,500,000 common shares

Securities to be outstanding after this Offering:  18,782,507 common shares. The Company has authorized 1,040,000 shares of preferred stock, and created Class A and Class B.  There are no shares of Class A issued, and 89 shares of Class B issued as of the date of this Prospectus.  The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Selected Financial Data

	9 Months Ended Sept. 30, 2009	Year Ended Dec. 31, 2008
Balance Sheet
Total Assets	$6,915,961	$7,074,007
Total Liabilities	$4,852,810	$4,664,925
Stockholders’ Equity	$2,063,151	$2,409,082

	9 Months Ended Sept. 30, 2009	9 Months Ended Sept. 31, 2008
Income Statement
Revenue	$3,117,456	$6,035,688
Total Expenses	$3,414,861	$5,622,694
Net Income (Loss)	$ (297,405)	$ 412,994

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Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations prior to acquiring Riley Technologies in August 2009.   It is unknown if the Company will be profitable even after the acquisition of Riley Technologies.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. For these reasons, the Company’s independent auditor’s report, included with the financial statements elsewhere in this prospectus, expresses substantial doubt about the Company’s ability to continue as a going concern.

The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, and/or meeting its obligations. This could result in the entire loss of any investment in the Shares. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

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We cannot guarantee that an active trading market will develop for our common stock.

Our common stock currently trades on the Pink OTC Markets (“Pink Sheets”) under the symbol SGQZ.  However, trading has been limited and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have long-term investment intent and should recognize that it may be difficult to sell the Shares.

We will be subject to additional regulatory compliance matters, including Section 404 of the Sarbanes-Oxley Act of 2002, as a result of becoming a public company and our management has limited experience managing a public company.  Failure to comply with these regulatory matters could harm our business.

We have never operated as a public company and will incur significant legal, accounting and other expenses that we did not incur as a private company.  Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, and we may not successfully or efficiently manage our transition into a public company.  We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 to increase our legal and finance compliance costs and to make some activities more time-consuming.  For example, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors attest to, the effectiveness of our internal control structure and procedures for financial reporting in our annual report on Form 10-K for the year ending December 31, 2011.  Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete.  We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so.  If we fail to do so, or if in the future our chief executive officer, chief financial officer, or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the exchange on which we will list our shares, the SEC, or other regulatory authorities.  Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of ours stock.  Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation.  If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors.  Additional, the number of board members, and their lack of experience in operating a public company, could have an adverse effect on our ability to fully comply with all regulations to which we will be subject.

The shares being offered are defined as "penny stock," and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not

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recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are a development stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Additionally, our actual business may differ substantially from the disclosure in this Prospectus.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in the Company.

Inability to Obtain Additional Financing

Even if all shares are sold under this offering, we may be required to seek additional capital to sustain or expand our business plan.  We have no commitments for any future funding, and may not be able to obtain additional financing or grants on terms acceptable to us, if at all, in the future.  If we are unable to obtain additional capital, this would restrict our ability to grow and may require us to curtail or discontinue our business operations.  Additionally, while a reduction in our business operations may prolong our ability to operate, that reduction would harm our ability to implement our business strategy. If we can obtain any equity financing, it may involve substantial dilution to our then existing shareholders.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  While there are no laws or regulations specifically directed to the regulation of automobile parts or manufacturing, we are subject to rules and regulations regarding the engineering and construction of our race cars.  These are usually set out and enforced by the racing sanctioning body that oversees the various races and series our teams and/or consumers may participate in.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we

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predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The Automobile Industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

There are many companies already established in this industry that are better financed and/or have closer working relationships with automobile parts and manufacturing companies, which positions our company at a competitive disadvantage. The goal of the Company will be to increase sales of existing new products, while furthering development of carryover products and searching out new ventures to include the establishment of new divisions.  The inability to generate sufficient revenues could cause us to cease active business operations.

There is no minimum amount required to be raised in this offering.  Any funds raised will be immediately available to us.

There is no minimum amount of securities that need to be sold in this offering for us to access the funds.  Therefore, this offering will be immediately available for use by us and we do not have to wait until a minimum number of securities have been sold to keep the proceeds from any sales.  We cannot assure you that subscriptions for the entire offering will be obtained.  We have the right to terminate the offering of the securities at any time, regardless of the number of securities we have sold since there is no minimum subscription requirement.  You could lose your entire investment if we are not able to significantly develop our business plan.  Even if all shares are sold under this offering, there is no guarantee that our business plan will be successful, which would result in a loss of your entire investment.

The current economic and financial crisis may have a material adverse effect on our results.

The crisis of the financial and credit markets since the second half of 2008 has led to a severe economic recession worldwide, and the outlook for 2010 is uncertain.  A continuation or worsening of unfavorable economic conditions, including the ongoing credit and capital markets disruptions, could have an adverse impact on our business, operating results or financial condition in a number of ways.  For example, we may experience declines in revenues, profitability and cash flows as a result of reduced orders, delays in receiving orders, delays or defaults in payment or other factors caused by the economic problems of our customers and prospective customers.  We may experience supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and subcontractors.  In addition, changes and volatility in the equity, credit and foreign exchange markets and in the competitive landscape make it increasingly difficult for us to predict our revenues and earnings into the future.

Other risks relating to the common stock

14,296,928 of the 15,282,507 shares of common stock issued and outstanding as of January 18, 2010, are held by affiliates of the Company and may eligible for resale under Rule 144, promulgated under the Act. See page 17 for additional information on Rule 144.  The possible

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resale of those shares at any time may have an adverse effect on the market price for our common stock.

Our Stock trades on the over-the-counter “Pink Sheets” market, and our stock price may be volatile.

Our stock trades under the symbol SGQZ.PK on the Pink OTC Markets, formerly known as the Pink Sheets.  Although we plan to apply for listing of our stock on the OTCBB as soon as we are in compliance with the listing requirements, we may not be successful in that effort.  Our stock price may be volatile in the future.  While the stock price has held steady at $0.15 per share for much of its trading history, it has traded as low as $0.01 per share, and as high $0.65   Shares of stock have been sold for $0.75 in a sale which was exempt from registration..  The Company cannot predict nor guarantee a reliable trading market in the future.

The Board of Directors could issue stock to prevent a takeover by an acquirer or stockholder group.

The Company's authorized but unissued capital stock consists of 59,717,493 shares of common stock. There are 2 classes of preferred stock authorized, Class A preferred stock are authorized, with none issued. 1,000,000 shares of Class B preferred stock are authorized, with 89 shares issued.  One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However, if such “super-voting” stock were to be issued, it could have a materially adverse effect on the aggregate voting power of the then-existing stockholders of the Company.

We could offer warrants, options and debentures and dilute holdings of Investors

The Company has issued options to purchase up to 1,300,000 shares of common stock.  There are no outstanding warrants to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then-existing stockholders. Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

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Additional shares of common stock may be issued without stockholder approval.

Sea Star has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 Preferred Stock authorized, divided into two classes. As of September 30, 2009, there were 15,282,507 shares of common stock issued and outstanding and 89 Class B preferred stock issued. The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Our Board of Directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our then existing stockholders and may dilute the book value of the common stock.

The issuance or conversion of preferred stock could change control of the Company

The Company has currently designated Series B Preferred Shares.  See Description of Securities for a complete description of these shares.  Additionally, our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of additional preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors.  Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, option or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion, or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights.  Preferred stock, either issued at a future date or those already issued, could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company.  Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

Certain of our stockholders may have the ability to delay or prevent adoption of important business decisions based on their ownership of a significant percentage of our outstanding voting securities.

Robert W. Riley, Director, and William P. Riley, President, are the record owners of a combined 82.45% of our outstanding voting securities.  As a result, they possess significant influence over our business.  For instance, they may elect our board of directors, authorize significant corporate transactions or prevent a future change in control of our company.  Robert W. Riley and William P. Riley are related.

The Company does not expect to be able to pay dividends in the near future.

To date, we have not paid, nor do we plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective Investors will likely need to rely on an increase in the price of Sea Star stock to profit from his or her investment. There are no guarantees that any market for our

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common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this offering, for the first twelve (12) months after successful completion of the Offering.  The expenditures are listed in the order of priority and importance.  Since the company does not intend to pay any offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($5,250,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
1.Working Capital	$750,000
2.Research and Development	$750,000
3 Parts Division	$750,000
4. Government Contracts Division	$750,000
5. Consumer Cars Division	$1,250,000
6. Potential Acquisitions	$1,000 ,000
Total	$5,250,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows: (need to put in order of table above)

Working Capital:  This expenditure would cover costs of operating our existing business and for unforeseen expenditure items.

Research and Development:  This expenditure would be dedicated to fund our research and development department as it explores and expands current future divisions and products.

Parts Division:  The Company intends to develop a new department, or establish a new subsidiary focusing on customized parts for the “do it yourself” market and the consumer seeking more from his vehicle.  The Company will approach aftermarket automotive stores to sell customized parts and the Company also plans on contacting repair companies to offer them a new line of customized parts.  According to initial conversations, the aftermarket auto stores would list our products on their websites or offer special order purchases at the stores.

Government Contracts Division:  The Department of Defense, GSA, DLA, and numerous other governmental agencies offer an opportunity for small businesses to bid on specified projects.  This expenditure would go to finalizing our approval as an approved contractor and bidding on such contracts.  The Company plans to bid on military vehicles.  A vehicle that requires quick removal and replacement to disabled vehicles of damaged or broken parts can be handled by race car manufacturers.  The Company will also bid on other needs the Government might require as it pertains to our skills in aerodynamics, electronics or metallurgy.

Consumer Cars Division:  This expenditure would be used to explore and establish a division or subsidiary developing and selling eco-friendly luxury cars. Electric vehicles and natural gas

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vehicles represent environmentally friendly alternatives to the present cars being offered.  The major brands are developing electric vehicles, and a market exists for a boutique builder to create vehicles which appeal to the high-end consumer, seeking more power, design and more luxury than a possible factory car.

Potential Acquisitions:  The Company would use this expenditure item to acquire technology, companies or other substantial assets.  Acquisitions considered initially would involve other companies where our racing, manufacturing, and contacts would be beneficial in assisting the potential target, or the target would benefit us by increasing our sales and marketing in the divisions we have identified as potential market opportunities. The acquisitions will be required to have a payback of 2 years or less.

There is no assurance that we will be able to raise the entire $5,250,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this offering:

Expenditure Item**	50%
1.Working Capital	$475,000
2.Research and Development	$275,000
3.Parts Division	$500,000
4.Government Contracts Division	$375,000
5.Consumer Cars Division	$1,000,000
6.Potential Acquisitions	$0
Total	$2,625,000

If only 50% of this Offering is sold, Sea Star estimates that this would provide sufficient capital to commence with operations and development of the business plan.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary, or other compensation.

The allocation of funds raised listed within the divisions herein is an initial capital funding. If one division’s growth rate accelerates or stalls, funds may be reallocated toward the more successful divisions or acquisitions.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined based on the last offering price of our common stock to current shareholders. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.

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Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of September 30, 2009, the net tangible book value of our shares of common stock was approximately $2,007,980, or approximately $.13 per share based upon 15,282,507 shares outstanding as of September 30, 2009.

If 100% of the Shares are Sold (3,500,000 shares):

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 18,782,507 shares to be outstanding will be approximately $7,257,980 or $0.39 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.26 per share.

After completion of this Offering, if 3,500,000 shares are sold, investors in this Offering will own 18.63% of the total number of shares then outstanding for which they will have made a cash investment of $5,250,000, or $1.50 per share.  Our stockholders existing prior to this Offering will then own 81.37% of the total number of shares then outstanding for which they made contributions of cash and liquidation of amounts owed to them totaling $946,726 or $0.05 per share.

If 50% of the Shares are Sold (1,750,000 shares):

Upon completion of this Offering, in the event 50% of the Shares are sold, the net tangible book value of the 17,032,507 shares to be outstanding will be approximately $4,632,980 or approximately $0.27 per share.  The net tangible book value of the shares held by our stockholders, existing prior to this Offering, will be increased by $ 0.14 per share.

After completion of this Offering, if 1,750,000 shares are sold, investors in this Offering will own approximately 10.27% of the total number of shares then outstanding for which they will have made a cash investment of $2,625,000 or $1.50 per share.  Our stockholders who existed prior to this Offering will then own approximately 89.73% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $ 946,726 or approximately $0.06 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$1.50
Net tangible book value per share before Offering	$2,007,980
Potential gain to existing shareholders	$5,250,000
Net tangible book value per share after Offering	$7,257,980
Increase to present stockholders in net tangible book value per share after Offering	$5,250,000
Capital contributions	$5,250,000
Number of shares outstanding before the Offering	15,282,507
Number of shares after Offering assuming the sale of 100% of shares offered	18,782,507
Percentage of ownership after Offering	81.37%

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Purchasers of Shares in this Offering if all Shares Sold:

Price per share	$1.50
Dilution per share	$0.3240
Capital contributions	$5,250,000
Number of shares after Offering held by public investors	18,782,507
Percentage of capital contributions by existing shareholders	15.28%
Percentage of capital contributions by new investors	84.72%
Percentage of ownership after Offering	25.04%

Purchasers of Shares in this Offering if 50% of Shares Sold:

Price per share	$1.50
Dilution per share	$0.5622
Capital contributions	$2,625,000
Number of shares after Offering held by public investors	17,032,507
Percentage of capital contributions by existing shareholders	26.51%
Percentage of capital contributions by new investors	73.49%
Percentage of ownership after Offering	22.71%

Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.  We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of the business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. Limiting the offering to those with whom the officers and directors are acquainted will insure that the offering will be made only to accredited investors and those who are known to be able to assume the risk of the investment.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

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b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been an associated person of a broker or dealer, within the preceding twelve months, and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares offered will be sold at $1.50 per share until the completion of this Offering or until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices..  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continue for a period of 6 months, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 3,500,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Sea Star Group”.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the

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subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 15,282,507 shares of common stock outstanding.  There are no provisions in our Bylaws or Articles of Incorporation that would have the effect of delaying, deferring or preventing a change in control of the Company.

Non-Cumulative Voting.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution, or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof.

As a consequence of their ownership of our common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

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Preferred Stock

There are 2 classes of Preferred stock currently authorized by the Company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B, each $100 par value.  There are no Class A shares issued and 89 Class B shares issued.  The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Conversion:  Each Series B Preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B Preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

a.

Year one of ownership, the Series B Preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

b.

In each of the second year and third year of ownership, the Series B Preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

c.

At the conclusion of the fourth year of ownership,(2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the corporation, upon 30 days notice, shall have the right to purchase said shares.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees. However, the Company has issued 600,000 options to purchase Sea Star stock, for a period of one year at a price of $1.00 per share.  The options were issued to Ron McMahon, General Manager (200,000), Jim Kniffen, advisor (200,000), and Kevin O’Boyle, advisor (200,000).

J. Austin Scheibel, Hillcrest Financial Partners, LLC and Daniel P. Sabbia have the option to acquire 500,000 shares at $1.00 for a period of one year; 200,000 shares for a period of two years at $2.50 per share, and 200,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

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Transfer Agent

Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida, 33321, will serve as Transfer Agent for the shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Sea Star’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)

The audited balance sheets of Sea Star Group, Inc. as of December 31, 2008 and 2007,, have been included in this Prospectus in reliance on the report of Traci J. Anderson, CPA, independent certified public accountant, given on the authority of that firm as an expert in auditing and accounting. The report for Sea Star Group, Inc., dated January 12, 2010, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in notes to those financial statements.  Also included herein are the unaudited pro forma financial statements as of September 30, 2009.

Accounting-

Traci J. Anderson, CPA

14026 Cinnabar Place

Huntersville, NC 28078

INFORMATION WITH RESPECT TO THE REGISTRANT

Description Of Business

General

Sea Star Group, Inc. was incorporated in New Jersey on May 9, 1986 as Guaranteed Tune-Up, Inc. In April 2001, the Company changed its name to Advanced Orbital Services, Inc. and the

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state of incorporation to Nevada.  On May 23, 2006, the Company changed its name to SunVesta, Inc.  In October, 2006, the Company changed its name to Sea Star Group, Inc.

Our corporate offices are located at 170 Overhill Drive, Mooresville, NC 28117.  Our phone number is (704) 663-6319 and our fax is (704) 663-6084.

The Company’s primary business is conducted through its wholly-owned subsidiary, Riley Technologies, LLC, which maintains a website at www.rileytech.com.

Our registered office in the State of Nevada is located at 245 Liberty, Reno, Nevada 89501.

The Company was originally formed to develop tune up shops.  When the business plan began to fail, the Company was acquired as a shell company by Advanced Orbital Services in January of 2001.  Advanced Orbital Services was merged into Guaranteed Tune Up and the Company subsequently changed its name and its domicile from New Jersey to Nevada

 Advanced Orbital was in the business of direct marketing by placing a set top box within homes with a keyboard attached. The goal of the set top box was for users to input their marketing preferences.  Automatic reminders would be received by the user and specials would be directly presented to the user for direct purchases of product. The set top box interacted with the television and was also capable of playing movies.  The technology did not develop according to plans, and after numerous delays, the business was sold as a shell company to SunVesta in 2006, after its acquisition of SunVesta was terminated prior to completion.  The Company changed its name to SunVesta in anticipation of the acquisition, and subsequently to Sea Star Group, Inc. after the acquisition was terminated.  Sea Star planned on acquiring and developing property in Costa Rica.  While the Company incurred expenditures toward that end, it was unable to secure adequate financing to pursue this business plan and liquidated its property.  The Company changed its officers and directors in August 2009, and the Company entered into a transaction to acquire Riley Technologies as a wholly-owned subsidiary.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star.,  No funds were received by Riley from Sea Star.  Riley became a wholly owned subsidiary through the issuance of shares.   No debts or obligations of Sea Star were assumed by Riley Technologies.  Riley issued 1,500,000 shares to the majority shareholders of Sea Star Group as consideration and options. Under the terms of the agreement Riley was responsible for the transaction costs to complete the terms of the acquisition approximating $25,000 and share issuance in lieu of cash associated with Gulfstream Mergers and Acquisitions.  Gulfstream Mergers and Acquisitions received 1,200,000 shares and options at $1.00 expiring in August 2010.

Riley Technologies is a design, engineering, and manufacturer of race cars and race car parts.

Riley Technologies generates revenue through the sale of complete race cars and race car parts.  These cars and parts are designed and manufactured primarily in-house.  Running an in-house race team and providing race-track services to our customer teams generates additional revenue.

We have the in-house technology to engineer, design, and manufacture a race car from pure specifications developed by an individual or a race series or from an idea, as the need requires.  Revenue is charged on a case-by-case basis. We believe, as the winner of the Grand American Rolex Series for the last 6 years running, that we have the experience and proficiency to design, develop, manufacture and produce customized race cars.

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Publicity received from media coverage at racing events enhances our brand and potentially leads to new projects and sales.

Riley also provides engineering technical support to existing customers.  During actual racing events, if requested by customers, Riley will make on-site repairs to enable cars to return for completion of said race.

Riley plans on capitalizing on the strengths listed above by launching three new divisions specified below:

1.  Consumer Cars

2.  Government Contracts

3.  Parts

Riley has identified the steps, costs and time required to expand our existing division (Racing) and to develop three new divisions (Consumer Cars, Government Contracts and Parts).

1.

Racing Division- will continue its established business, along with the introduction of the Koni Camaro and further development to the Track Day Car.

2.

Consumer Division- will develop electric and natural gas consumer cars.

3.

Government Contracts Division- plans to focus on bidding for military contracts with the goal of creating more flexible military vehicles by using a race car technology.  This will allow compartmentalization of instant and easy access of detachable replacement parts and assemblies for damaged military vehicles in theatre to allow immediate return to useful service.  Further it will utilize specialized adjustable suspension for varying terrain in military combat locations.

4.

Parts Division- By capitalizing on our reputation earned by winning the last six Grand American Rolex Series championships, we plan on initially offering exterior parts to enhance the esthetics of production cars, suspension parts to enhance handling characteristics, a brake package to improve braking performance, and a shifter kit to improve shifting.  As the exclusive manufacturer of the Koni Camaro, we anticipate offering aftermarket alternatives for all aspects of the Camaro, including, but not limited to, the body, suspension, engine and electronics data package.

Following the completion of this offering, the Company will assess its available funds and current market demands, and then proceed with the development of these divisions.  This may result in our placing more emphasis on sought-after products.  Consequently, some divisions may anticipate immediate launch, while others may proceed at a slower developmental pace.  At this time, we cannot predict the time or the order in which each division will proceed.

Following is a brief example of the Riley Sales Process:

A consumer presents a request and thereby sets a goal to be obtained such as increased horsepower, safety or improved aerodynamics.  In some cases, the process begins from a computer generated depiction of the car, which is developed and designed.  Parts are then built or modified according to design drawings, or purchased from third-party vendors to achieve the consumer’s objective of higher performance racing results.  Conservatively, we

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estimate that at least 80 percent of the components and parts for our race cars are manufactured by us.

In other situations, we begin with a stock production car, and modify the design to meet strict racing series rules and regulations for delivery of a driver-ready race car.  Components may be dictated by the racing sanctioning body, and we will produce and include said components according to those requirements.

At each event, test or racing event, newly engineered solutions are being tried and tested.  Successful solutions are communicated to other race teams, resulting in new part sales and, ultimately, new car sales.

Pricing for a driver ready, race specified car are at a flat fee, with some upgrade, prepaid options available.  Otherwise, custom design services and final production are individually calculated and offered on a prepaid basis.

We dispatch a semi-truck with personnel to each racing event capable of offering on-site repairs for any damaged cars, or those cars seeking modification.  We also offer at-the-racetrack engineering services for race teams.

Advertising

Current products (primarily race cars) are sold via performance-based advertising. Performance-based advertising means that race cars compete in many different racing series and classes of competition around the globe. When a race car wins an event, competitors desire to own them and pursue Riley Technologies to purchase such cars. Riley Technologies is the only source for repair or replacement parts for these cars.

New products will require a totally different strategy. We will continue brand development in the racing series and new products will require advertising in the appropriate trade publications as well as other advertising media. The majority of advertising expense in the last few years has been related to advertising in trade racing publications and adding additional content to our Company’s website.

Description of Properties

Facilities

We maintain executive and administrative offices located at 170 Overhill Drive Mooresville, NC 28177. This facility is held by Riley Technologies, including Riley Motorsports and R&S Holdings.  The facilities are a custom-built 40,000 square foot facility.  The Company has a month-to-month operating lease for this building.  Total lease payments for 2008 were $204,572.

Our registered offices in Nevada are located at 245 Liberty, Reno, Nevada, 89501.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of

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the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Legal Proceedings

In March, 2009, Riley Technologies, LLC filed a lawsuit in US District Court, Western District of North Carolina, Case No. 5:09-cv-21, against General Motors Corporation.  The Complaint was amended May 14, 2009.  Between 2006 and 2007, Riley Technologies entered into discussions with GM’s Racing Group Manager in connection with Riley’s interest in homologation of GT2 Corvettes to race in certain European circuits.  Homologation, (from the verb homologate, meaning to approve or confirm officially) is the certification of a product or specification to indicate that it meets regulatory standards.  There are companies that specialize in helping manufacturers achieve regulatory compliance.  In motorsports, Homologation refers to the approval process a vehicle must go through to race in a given league or series.  The regulations and rules that must be met are generally set by the series' sanctioning body.   In the summer of 2007, Riley Technologies received confirmation that it had been approved for the homologation of the GT2 Corvette and Riley Technologies commenced work on the project.  By March 2008, the project had been completed and a GT2 Corvette had been sold to LG Motorsports in Wylie Texas.  The GT2 Corvette was successfully raced in certain circuits approved by the homologation process and orders were placed for additional GT2 Corvettes for additional circuits.  The Complaint alleges that they were fully authorized by GM to complete the homologation to allow the GT2 Corvette to be sold and raced in the circuits for which orders were place.  The Complaint further alleges that GM reversed its decision and wrongfully awarded this program to a competitor company, in breach of its prior agreements, thereby causing monetary damage to Riley Technologies.  The Complaint claims breach of contract, detrimental reliance/estoppel, negligent misrepresentation and unfair and deceptive acts and practices in trade.  The Company is suing for in excess of $10,000, plus treble damages and attorneys fees.  The lawsuit has been stayed during the pendency of the General Motors bankruptcy, and the future of the claims is unknown at this time.

Market Price Of And Dividends On The Registrant’s
Common Equity And Related Stockholder Matters

The Company’s common stock currently trades under the symbol SGQZ.PK on the Pink OTC Markets, formerly known as the Pink Sheets.  There has been little to no trading of the stock since it began trading and is therefore no real trading activity to report.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have 698 stockholders.

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Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or

(2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

14,296,928 of the 15,282,507 shares of common stock issued and outstanding as of January 18, 2010, are held by affiliates of the Company and are eligible for resale under Rule 144, promulgated under the Act. In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then outstanding, which equals approximately 152,825 shares in our company as of the date of this Prospectus; or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 12,600,000 shares that may be sold pursuant to Rule 144 effective February 14, 2010.

Financial Statements

The following financial statements are included herewith:

Audited Financial Statements of Sea Star Group, Inc. for the years ended December 31, 2008 and 2007

Unaudited Pro Forma Consolidated Financial Statements of Sea Star Group, Inc. for the period ended September 30, 2009

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SEA STAR GROUP, INC.

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

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CONTENTS

INDEPENDENT AUDITOR’S REPORT…………………………………………….

1

 BALANCE SHEET……………………………….……………………………………

2

 STATEMENTS OF OPERATIONS…………………………….…………………….

3

STATEMENT OF STOCKHOLDERS’ EQUITY…………………………………...

4

STATEMENTS  OF CASH FLOWS…………………………………..........................   5

NOTES TO FINANCIAL STATEMENTS…………………………………………....

6-16

0

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Sea Star Group, Inc.

I have audited the accompanying balance sheets of Sea Star Group, Inc. (“The Company”) as of December 31, 2008 and December 31, 2007, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years ended December 31, 2008 and 2007.  These consolidated financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sea Star Group, Inc. as of December 31, 2008 and December 31, 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

Traci J. Anderson, CPA

Huntersville, NC

January 12, 2010

1

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Sea Star Group, Inc.
Balance Sheet
Consolidated
As of December 31, 2008 and December 31, 2007
	2008	2007
ASSETS
CURRENT ASSETS
Cash	$ 55,443	$ 349,288
Accounts receivable	945,756	741,026
Inventory	2,936,132	2,840,710
Other current assets	50,054	4,050

Total Current Assets	3,987,385	3,935,074

PROPERTY AND EQUIPMENT
Building,Land & Improvements	2,276,612	2,276,612
Machinery and Equipment	1,496,274	1,142,671
Vehicles	612,758	612,758
	4,385,644	4,032,041
Less accumulated depreciation	(1,410,691)	(991,660)

Net property and equipment	2,974,953	3,040,381

OTHER ASSETS
Intangible rights	182,028	182,028
Software	57,268	57,169
	239,296	239,197
Less Accumulated Amortization	(127,627)	(116,160)

Total Other Assets	111,669	123,037

TOTAL ASSETS	$ 7,074,007	$ 7,098,492

CURRENT LIABILITIES

Current Portion long-term debt	$ 313,352	$ 284,003
Note Payable, line of credit	374,977	325,921
Promissory Note - Related Party	250,000	-
Accounts Payable, trade	750,201	1,177,091
Other current liabilities	113,417	38,593

Total Current Liabilities	1,801,947	1,825,608

Long-term debt, net of current portion	2,862,978	2,746,848

Total Liabilities	4,664,925	4,572,456

SHAREHOLDERS' EQUITY

Preferred Stock--Class B ($100 par value; 1,000,000 authorized;
89 issued and outstanding)	8,900	8,900
Common Stock ($.001 par value; 75,000,000 authorized;
15,282,095 issued and outstanding)	13,632	13,632
Paid in Capital	972,721	1,028,924
Retained Earnings/(Deficit)	1,413,829	1,474,580

Total Equity	2,409,082	2,526,036

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 7,074,007	$ 7,098,492
The accompanying notes are an integral part of these financial statements

2

.

Sea Star Group, Inc.
Statements of Operations
Consolidated
For the years ended December 31, 2008 and 2007

	2008	2007

REVENUES
Products	$ 6,627,224	$ 5,722,977
Services	252,785	218,293
TOTAL REVENUES	6,880,009	5,941,270

COST OF REVENUES
Products	5,135,362	3,913,374
Services	194,644	168,086
TOTAL COST OF REVENUES	5,330,006	4,081,460

GROSS PROFIT	1,550,003	1,859,810

Selling, general and administrative expenses	1,508,687	1,273,584

Income from operations	41,316	586,226

OTHER INCOME(EXPENSES)
Interest Income	5,810	62,570
Interest Expense	(136,627)	(164,224)
Other Income	28,750	46,980
	(102,067)	(54,674)

Net Income (Loss)	$ (60,751)	$ 531,552

Net income (loss) per share
Basic	$ (0.004)	$ 0.035
Diluted	$ (0.004)	$ 0.032
Weighted average shares outstanding
Basic	15,282,095	15,282,095
Diluted	16,782,095	16,782,095

The accompanying notes are an integral part of these financial statements

3

Sea Star Group, Inc.
Statements of Shareholders' Equity
Consolidated
For the years ended December 31, 2008 and 2007

							Additional
							Paid-in
	Class A Preferred		Class B Preferred		Common Stock		Capital	Retained
	Shares	Amount	Shares	Amount	Shares	Amount		Earnings

Balance, January 1, 2007	-	-	800	$ 80,000	2,860,733	$ 2,861	$ 1,807,663	$ (236,554)

Shares issued as compensation to Officers					2,200,000	$ 2,200	$ 217,800
Shares issued for capital contributions					4,228,120	$ 4,288	$ 418,584

Shares before reverse merger			800	80,000	9,288,853	9,349	2,444,047	(236,554)

9 for 1 reverse split			89	$ 8,900	1,032,095	$ 1,032	79,357
Shares Issued - Merger					13,800,000	$ 12,600
Shares Issued - Consideration for Majority Control					450,000
Reverse Recapitalization							(1,460,547)	1,179,582
Distributions to shareholders							(33,933)
Net Income								531,552

Balance, December 31, 2007			89	$ 8,900	15,282,095	$ 13,632	$ 1,028,924	$ 1,474,580

Net Loss								(60,751)
Distributions to shareholders							(56,203)

Balance, December 31, 2008			89	$ 8,900	15,282,095	$ 13,632	$ 972,721	$ 1,413,829

The accompanying notes are an integral part of these financial statements

1

Sea Star Group, Inc.
Statement of Cash Flows
Consolidated
For the years ended December 31, 2008 and 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ (60,751)	$ 531,552
Adjustments to reconcile net income to net cash provided by (used in)
operating activities :
Depreciation and amortization	430,498	331,165

Changes in assets and liabilities:

Decrease (Increase) in Accounts Receivable	(204,730)	409,923
Decrease (Increase) in Inventory	(95,422)	(1,008,518)
Decrease (Increase) in Other Current Assets	(46,004)	-
Increase (Decrease) in Accounts Payable	(426,890)	846,177
Increase (Decrease) in Other Current Liabilites	74,824	(48,447)

Net cash provided (used) by operating activities	(328,475)	1,061,852

CASH FLOWS FROM INVESTING ACTIVITES:
Purchases of Fixed Assets	(353,702)	(583,912)
Net cash (used) by investing Activities	(353,702)	(583,912)

CASH FLOWS FROM FINANCING ACTIVITES:
Advances from Line of Credit	6,036,218	5,581,829
Payments on Line of Credit	(5,987,162)	(5,723,986)
Advances from Notes Payable	650,000	-
Note Payable Payments	(254,521)	(271,626)
Dividend Payments	(56,203)	(33,933)

Net cash provided (used) by financing activities	388,332	(447,716)

Net cash increase (decrease) for period	(293,845)	30,224

Cash at beginning of period	349,288	319,064
Cash at end of period	$ 55,443	$ 349,288

The accompanying notes are an integral part of these financial statements

1

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Organization, Basis of Presentation and Business

Reverse Recapitalization and Plan of Acquisition

On August 13, 2009, the Company entered into an acquisition agreement with the shareholders of Riley Technologies, LLC. The transaction was deemed a capital transaction, implemented through a reverse recapitalization. Accordingly, our  financial statements have been retroactively restated as if the merger was consummated on January 1, 2007. The cost basis of the assets and liabilities of Riley Technologies, LLC are maintained in the consolidated financial statements and the assets and liabilities of the Company (“Sea Star”) prior to the transaction, are accounted for at their carrying value as of January1, 2007. The historical records presented through December 31, 2008 which includes our consolidated statements of operations, consolidated statements of stockholders’ equity, and consolidated statements of cash flows, are those of Riley Technologies, LLC.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star Group, Inc. No funds were received by Riley Technologies, LLC from Sea Star Group, Inc.  Riley Technologies, LLC became a wholly owned subsidiary through the issuance of shares. No debts or obligations of Sea Star were assumed by Riley Technologies, LLC.  Riley issued 1,500,000 shares to the majority shareholders of Sea Star Group as consideration. Under the terms of the agreement Riley was responsible for the transaction costs to complete the terms of the acquisition approximating $25,000 and share issuance in lieu of cash associated with Gulfstream Mergers and Acquisitions.  Gulfstream Mergers and Acquisitions received 1,200,000 shares and options at $1.00 expiring in August 2010.

Riley Technologies, LLC

Riley Technologies, LLC specializes in the design, manufacture and competition of complete racing cars, as well as prototype development for racing and manufacturing applications. The company has been designing and building championship racecars since 1990 for competitors in the Prototype, IRL and Trans Am series. In September 2006, Riley Technologies, LLC relocated its manufacturing plant from Indianapolis, Indiana to Mooresville, North Carolina.

Sea Star Group, Inc.

Sea Star Group, Inc. (“Sea Star”) was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up. In January, 2001, the Company acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, the Company changed its name to Advanced Orbital Services, Inc.  On May 23, 2006, the Company changed its name to SunVesta, Inc. On October 9, 2006, the Company changed its name to Sea Star Group, Inc. (“Sea Star”) During 2006 to 2008, Sea Star worked toward acquiring and developing property in Costa Rica. The Company incurred expenditures but was unable to secure adequate financing to pursue this business plan and liquidated its property. As of December 31, 2008, the only asset was cash in the bank that was loaned from a shareholder.

1

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Going concern considerations.

Sea Star Group, Inc. has incurred losses since its inception and has not yet been successful in establishing profitable operations prior to acquiring Riley Technologies, LLC in August 2009.   It is unknown if the Company will be profitable even after the acquisition of Riley Technologies, LLC.

Common Stock

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. 15,282,095 shares of common stock are outstanding as of December 31, 2008 (based on the pro forma restated financials assuming the reverse recapitalization was consummated January 1, 2007)

Preferred Stock

There are 2 classes of Preferred stock currently authorized by the Company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B, each $100 par value.  Class A shares have not been issued and 89 Class B shares have been issued.  The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies, LLC.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Conversion:  Each Series B Preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B Preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

d.

Year one of ownership, the Series B Preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

e.

In each of the second year and third year of ownership, the Series B Preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

f.

At the conclusion of the fourth year of ownership,( Dec 2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the corporation, upon 30 days notice, shall have the right to purchase said shares.

2

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees. However, the Company has issued 600,000 options to purchase Sea Star stock, for a period of one year at a price of $1.00 per share to management and outside advisors.

Former Directors of Sea Star Group, Inc, before the reverse merger on August 13, 2009, have the option to acquire 500,000 shares at $1.00 for a period of one year; 200,000 shares for a period of two years at $2.50 per share, and 200,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. The financial statements have been retroactively restated for December 31, 2008 and December 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company accounts for bad debts under the allowance method for financial reporting purposes and under the direct write-off method for income tax purposes. The allowance for doubtful accounts is based on historical bad debt experience and on the evaluation of periodic aging of the accounts. Accounts are charged off against the reserve when deemed uncollectible. At December 31, 2008, the Company had recorded $296,000 as allowance for doubtful accounts.

3

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete and rework quantities of inventory are reduced to net realizable value.

Property and equipment

Property and equipment are carried at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed for financial reporting purposes over the following estimated useful lives of the assets by the straight-line method with a half year convention.

Useful Life

  (Years)

Building and improvements

   7 - 39

Land Improvements

     15

Machinery and equipment

  5 - 10

Vehicles

  3 - 5

Depreciation expense for the years ended December 31, 2008 and 2007 was $419,031 and $317,889, respectively.

Intangible Assets

Intangible assets consist of Intangible Costs and Computer Software and are stated at cost. Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line.

Useful Life

  (Years)

Computer software

      3

Intangible costs

      5-15

Amortization expense for the year ended December 31, 2008 and 2007 was $11,500 and $13,276 respectively.

4

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2008 and 2007 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Accounting Policy for Impairment of Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

5

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all advertising as incurred.   For the years ended December 31, 2008 and 2007 the Company incurred $22,625 and $16,610 in advertising expenses respectively.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for years beginning after December 15, 2006. The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns that would materially distort its financial statements. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns. The Company periodically reassesses the validity of its conclusions regarding uncertain income tax positions to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the years ended December 31, 2008 and 2007 did not have any impact on its results of operations, financial conditions or liquidity.

6

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

Income Taxes (cont.)

The Company is not currently under examination by any federal or state taxing authority.

Due to the nature of retroactively stated financials, no income tax accrual has been recorded due to the fact that Riley Technologies was taxed as an LLC in 2007 and 2008. In lieu of corporation income taxes, the members of an LLC are taxed on their proportionate share of the Company’s taxable income. Sea Star Group incurred net operating losses that resulted in zero income tax expense. At the time of the financial statements, Sea Star Group was not sure if the net operating losses would provide a future tax benefit and a deferred tax asset was not recognized.

Income (Loss) per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method.

Earnings per share presented for the years ended December 31, 2008 and 2007 have been retroactively restated due to the reverse recapitalization transaction with Riley Technologies.  The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares issued in the reverse recapitalization transaction.

	2008	2007
Numerator

Income (loss) per share	$ (60,751)	$ 531,552

Denominator

Weighted average shares
Outstanding	15,282,095	15,282,095

Stock options issued at merger -
August 13, 2009	1,500,000	1,500,000

Fully Diluted Shares	16,782,095	16,782,095

Earnings (loss) per share
Basic	(0.004)	0.035
Diluted	(0.004)	0.032

7

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

RECENT ACCOUNTING PRONOUNCEMENTS

 Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The implementation of FSP FAS No. 142-3 is not expected to have a material impact on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 on January 1, 2009 did not have a material effect on the Company’s consolidated financial statements

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

NOTES PAYABLE and LONG-TERM DEBT

Line of credit

Short-term borrowings from a financial institution secured by Accounts Receivable, inventory, real estate and equipment. Advances under the line bear interest at a variable rate of the bank’s prime rate plus .25%. Maximum borrowings under the line of credit at December 31, 2008 were $800,000. The line of credit is personally guaranteed by the Officers of the Company.	$374,977

Long-Term Debt

Note payable to a bank in 60 monthly installments of $7,968 including interest, secured by equipment.	377,001

Note payable to a bank in 60 monthly installments of $1,478, including Interest at 6.4%, balance due May 2010, secured by a Toterhome-RV.	99,329

Note payable on demand to related parties	250,000

Bonds payable to bank escrow account, including one annual principal Payment due November 1 and interest paid monthly at a variable rate. Secured by building and equipment.	2,700,000

3,426,330
Less current portion	(563,352)

$2,862,978
Maturity of long-term debt:
2009	$563,352
2010	377,209
2011	295,616
2012	290,153
2013	100,000
Thereafter	1,800,000
$3,426,330

1

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

LEASE COMMITMENTS

The Company has a month-to-month operating lease for the building it occupies. Total rent expense for this operating lease for 2008 and 2007 was $204,572 and $229,852 respectively.

RELATED PARTY TRANSACTIONS

The Company paid rent to R&S Holdings, LLC, owned by the same members as Riley Technologies, LLC for the lease of its North Carolina facility. Rent paid in 2008 and 2007 was $204,572 and $229,852, respectively.

The Company incurred Notes Payable with both members of Riley Technologies, LLC in the amounts of $100,000 and $150,000. Both notes are due on demand.

The Company is also affiliated with two other entities, R & R Motorsports, LLC and Riley Motorsports, LLC through common ownership.

R&R Motorsports, LLC

	2008	2007
Due From	$ 56,861	$ 91,211
Sales	6,639	-

Riley Motorsports, LLC

Due From	$ 261,007	$327,890
Sales	2,046,219	393,940

INVENTORY

Inventory at December 31, 2008, and 2007 consisted of:

	2008	2007
Finished Goods	$ 609,955	$1,504,043
Raw Materials	142,839	136,940
Work in Process	2,183,338	1,163,727

2

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2008

CONSOLIDATION OF VARIABLE INTEREST ENTITES

As of December 31, 2008, R&S Holdings, LLC leased real property to Riley Technologies, LLC. The entity is owned by members of Riley Technologies, LLC. In January 2003, the Financial Accounting Standards Board issued FIN 46, entitled Consolidation of Variable Interest Entities, which provides guidance in determining when variable interest entities should be consolidated in the financial statements of the primary beneficiary. The consolidation provisions of FIN 46, as revised, are effective in fiscal years beginning after December 15, 2004. The Company has consolidated Riley Technologies, LLC and R&S Holdings, LLC based on the requirements of FIN 46.

3

.

SEA STAR GROUP, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma financial statements of Sea Star Group, Inc. (the “Company)  gives effect to the terms of the agreement and merger of Sea Star Group, Inc., a Nevada corporation and Riley Technologies, LLC, and its related companies, North Carolina LLCs.

Following the merger, Riley Technologies continued as the surviving corporation; however, the merged entity is now known as Sea Star Group, Inc. and trades as SGQZ.PK. Prior to the merger, Sea Star Group had nominal operations and by definition under SEC guidelines is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination. The historical financial statements of Riley Technologies, LLC, and its related companies, will be the historical statements of the Sea Star Group, Inc. Pro forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro forma financial statements are based on the historical financial statements of  Riley Technologies, LLC, under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma balance sheet as of September 30, 2009 and December 31, 2008 gives effect to the merger as if the merger had been consummated on January 1, 2008. The unaudited pro forma statements of operations and cash flows for the nine months ended September 30, 2009 and 2008 give effect to the merger as if the merger had been consummated on January 1, 2008.

These pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

1

.

Sea Star Group, Inc.
Pro Forma Balance Sheet
September 30, 2009
(Unaudited)

	Sept 30, 2009	Dec 31, 2008
ASSETS
CURRENT ASSETS
Cash	$ 161,007	$ 55,443
Accounts receivable	793,036	945,756
Inventory	3,004,881	2,936,132
Other current assets	10,450	50,054

Total Current Assets	3,969,374	3,987,385

PROPERTY AND EQUIPMENT
Building,Land & Improvements	2,276,612	2,276,612
Machinery and Equipment	1,690,578	1,496,274
Vehicles	612,758	612,758
	4,579,948	4,385,644
Less accumulated depreciation	(1,750,774)	(1,410,691)

Net property and equipment	2,829,174	2,974,953

OTHER ASSETS
Intangible rights	183,298	182,028
Software	62,242	57,268
	245,540	239,296
Less Accumulated Amortization	(128,127)	(127,627)

Total Other Assets	117,413	111,669

TOTAL ASSETS	$ 6,915,961	$ 7,074,007

CURRENT LIABILITIES

Current Portion long-term debt	$ 365,100	$ 313,352
Note Payable, line of credit	715,575	374,977
Promissory Note - Related Party	274,000	250,000
Accounts Payable, trade	340,052	750,201
Customer Deposits	386,557	-
Other current liabilities	82,656	113,417

Total Current Liabilities	2,163,940	1,801,947

Long-term debt, net of current portion	2,688,870	2,862,978

Total Liabilities	4,852,810	4,664,925

SHAREHOLDERS' EQUITY

Preferred Stock--Class B ($100 par value; 1,000,000 authorized;
89 issued and outstanding)	8,900	8,900
Common Stock ($.001 par value; 75,000,000 authorized;
15,282,507 issued and outstanding)	13,632	13,632
Paid in Capital	924,194	972,721
Retained Earnings/(Deficit)	1,116,425	1,413,829

Total Equity	2,063,151	2,409,082

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 6,915,961	$ 7,074,007

The accompanying notes are an integral part of these financial statements

1

.

Sea Star Group, Inc.
Pro Forma Statements of Operations
For the 9 Months Ended September 30, 2009
(Unaudited)

	Sept 30, 2009	Sept 30, 2008

REVENUES
Products	$ 2,997,189	$ 5,783,474
Services	120,267	252,214
TOTAL REVENUES	3,117,456	6,035,688

COST OF REVENUES
Products	2,173,180	4,155,297
Services	92,606	194,205
TOTAL COST OF REVENUES	2,265,786	4,349,502

GROSS PROFIT	851,670	1,686,186

Selling, general and administrative expenses	1,074,862	1,162,305

Income from operations	(223,192)	523,881

OTHER INCOME(EXPENSES)
Interest Income	946	4,616
Interest Expense	(79,159)	(136,315)
Other Income	4,000	20,812
	(74,213)	(110,887)

Income before taxes	(297,405)	412,994

Income taxes	-	-

NET INCOME	$ (297,405)	$ 412,994

Net income (loss) per share
Basic	$ (0.019)	$ 0.027
Diluted	$ (0.018)	$ 0.025
Weighted average shares outstanding
Basic	15,282,507	15,282,507
Diluted	16,782,507	16,782,507

The accompanying notes are an integral part of these financial statements

1

.

Sea Star Group, Inc.
Pro Forma Statement of Cash Flows
For the 9 Months Ended September 30, 2009 and 2008
(Unaudited)

	Sept 30, 2009	Sept 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ (297,405)	$ 412,994
Adjustments to reconcile net income to net cash provided by (used in)
operating activities :
Depreciation and amortization	340,583	453,385

Changes in assets and liabilities:

Decrease (Increase) in Accounts Receivable	152,720	(1,155,375)
Decrease (Increase) in Inventory	(68,749)	511,953
Decrease (Increase) in Other Current Assets	39,604	(13,473)
Increase (Decrease) in Accounts Payable	(410,149)	(549,243)
Increase (Decrease) in Customer Deposits	386,557	-
Increase (Decrease) in Other Current Liabilites	(30,761)	(125,714)

Net cash provided (used) by operating activities	112,400	(465,473)

Cash flows from investing activities:
Purchases of Fixed Assets	(200,548)	(302,752)
Net cash provided by Investing Activities	(200,548)	(302,752)

Cash flows from financing activites
Advances from Line of Credit	2,479,119	4,726,625
Payments on Line of Credit	(2,138,521)	(4,529,511)
Advances from Notes Payable	24,000	650,000
Note Payable Payments	(122,360)	(238,075)
Dividend Payments	(48,526)	(7,304)

Net cash provided by financing activities	193,712	601,735

Net cash increase (decrease) for period	105,564	(166,490)

Cash at beginning of period	55,443	372,604
Cash at end of period	$ 161,007	$ 206,114

Interest Paid	$ 79,159	$ 136,315
Taxes Paid	-	-

The accompanying notes are an integral part of these financial statements

1

SEA STAR GROUP, INC.

Notes to Financial Statements

 For the Nine Months Ended September 30, 2009

(Unaudited)

.

Summary of Business and Organization

Reverse Recapitalization and Plan of Acquisition

On August 13, 2009, the Company entered into an acquisition agreement with the shareholders of Riley Technologies, LLC. The transaction was deemed a capital transaction, implemented through a reverse recapitalization. Accordingly, our unaudited financial statements have been retroactively restated as if the merger was consummated on January 1, 2008. The cost basis of the assets and liabilities of Riley Technologies, LLC are maintained in the consolidated financial statements and the assets and liabilities of the Company (“Sea Star”) prior to the transaction, are accounted for at their carrying value as of January 1, 2008. The historical records presented through September 30, 2009 which includes our consolidated statements of operations, and consolidated statements of cash flows, are those of Sea Star Group, Inc. and Riley Technologies, LLC.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star Group, Inc. No funds were received by Riley Technologies, LLC from Sea Star Group, Inc.  Riley Technologies, LLC became a wholly owned subsidiary through the issuance of shares. No debts or obligations of Sea Star were assumed by Riley Technologies, LLC.  Riley issued 1,500,000 shares to the majority shareholders of Sea Star Group as consideration. Under the terms of the agreement Riley was responsible for the transaction costs to complete the terms of the acquisition approximating $25,000 and share issuance in lieu of cash associated with Gulfstream Mergers and Acquisitions.  Gulfstream Mergers and Acquisitions received 1,200,000 shares and options at $1.00 expiring in August 2010.

Riley Technologies, LLC

Riley Technologies, LLC specializes in the design, manufacture and competition of complete racing cars, as well as prototype development for racing and manufacturing applications. The company has been designing and building championship racecars since 1990 for competitors in the Prototype, IRL and Trans Am series. In September 2006, Riley Technologies, LLC relocated its manufacturing plant from Indianapolis, Indiana to Mooresville, North Carolina.

Sea Star Group, Inc.

Sea Star Group, Inc. (“Sea Star”) was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up. In January, 2001, the Company acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, the Company changed its name to Advanced Orbital Services, Inc.  On May 23, 2006, the Company changed its name to SunVesta, Inc. On October 9, 2006, the Company changed its name to Sea Star Group, Inc. (“Sea Star”) During 2006 to 2008, Sea Star worked toward acquiring and developing property in Costa Rica. The Company incurred expenditures but was unable to secure adequate financing to pursue this business plan and liquidated its property. As of December 31, 2008, the only asset was cash in the bank that was loaned from a shareholder.

Going concern considerations.

Sea Star Group, Inc. has incurred losses since its inception and has not yet been successful in establishing profitable operations prior to acquiring Riley Technologies, LLC in August 2009.   It is unknown if the Company will be profitable even after the acquisition of Riley Technologies, LLC.

Common Stock

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. 15,282,095 shares of common stock are outstanding as of December 31, 2008 (based on the pro forma restated financials assuming the reverse recapitalization was consummated January 1, 2007)

Preferred Stock

There are 2 classes of Preferred stock currently authorized by the Company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B, each $100 par value.  Class A shares have not been issued and 89 Class B shares have been issued.  The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies, LLC.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Conversion:  Each Series B Preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B Preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

g.

Year one of ownership, the Series B Preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

h.

In each of the second year and third year of ownership, the Series B Preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

i.

At the conclusion of the fourth year of ownership,( Dec 2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the corporation, upon 30 days notice, shall have the right to purchase said shares.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees. However, the Company has issued 600,000 options to purchase Sea Star stock, for a period of one year at a price of $1.00 per share to management and outside advisors.

Former Directors of Sea Star Group, Inc, before the reverse merger on August 13, 2009, have the option to acquire 500,000 shares at $1.00 for a period of one year; 200,000 shares for a period of two years at $2.50 per share, and 200,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

1

SEA STAR GROUP, INC.

Notes to Financial Statements

 For the Nine Months Ended September 30, 2009

(Unaudited)

.

Basis of Presentation

The accompanying proforma financial statements (for the purposes of reporting a reverse recapitalization) have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. The financial statements have been retroactively restated assuming the acquisition took place on January 1, 2008.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company accounts for bad debts under the allowance method for financial reporting purposes and under the direct write-off method for income tax purposes. The allowance for doubtful accounts is based on historical bad debt experience and on the evaluation of periodic aging of the accounts. Accounts are charged off against the reserve when deemed uncollectible. At September 30, 2009, the Company had recorded $296,000 as allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete and rework quantities of inventory are reduced to net realizable value.

Property and equipment

Property and equipment are carried at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed for financial reporting purposes over the following estimated useful lives of the assets by the straight-line method with a half year convention.

Useful Life

  (Years)

Building and improvements

   7 - 39

Land Improvements

     15

Machinery and equipment

  5 - 10

Vehicles

  3 - 5

Property and equipment (cont.)

Depreciation expense for the 9 months ended September 30, 2009 and September 30, 2008 was $340,083 and $433,717, respectively.

Intangible Assets

Intangible assets consist of Intangible Costs and Computer Software and are stated at cost. Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line.

Useful Life

  (Years)

Computer software

      3

Intangible costs

      5-15

Amortization expense for the nine months ended September 30, 2009 and September 30, 2008 was $ 500 and $19,668 respectively.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2008 and 2007 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Accounting Policy for Impairment of Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized.

2

SEA STAR GROUP, INC.

Notes to Financial Statements

 For the Nine Months Ended September 30, 2009

(Unaudited)

.

Accounting Policy for Impairment of Intangible Assets (cont.)

The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures about Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations. Revenues and cost of revenues are presented separately as parts and services.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for years beginning after December 15, 2006. The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns that would materially distort its financial statements. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns. The Company periodically reassesses the validity of its conclusions regarding uncertain income tax positions to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the nine months ended September 30, 2009 and September 30, 2008 did not have any impact on its results of operations, financial conditions or liquidity.

The Company is not currently under examination by any federal or state taxing authority.

An income tax accrual has not been recorded due to the fact that Riley Technologies (acquired by Sea Star Group on August 13, 2009) was taxed as an LLC for the first 8 months of 2009 and for all of 2008. In lieu of corporation income taxes, the members of an LLC are taxed on their proportionate share of the Company’s taxable income. Sea Star Group incurred net operating losses that resulted in zero income tax expense. At the time of the financial statements, Sea Star Group was not sure if the net operating losses would provide a future tax benefit and a deferred tax asset was not recognized.

Income (Loss) per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method.

Earnings per share presented for the nine months ended September 30, 2009 and 2008 have been retroactively restated due to the reverse recapitalization transaction with Riley Technologies, LLC.  The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares issued in the reverse recapitalization transaction.

	For the Nine Months Ended
	Sept 2009	Sept 2008
Numerator

Income (loss) per share	$ (297,405)	$ 412,994

Denominator

Weighted average shares
Outstanding	15,282,507	15,282,507

Stock options issued at merger -
August 13, 2009	1,500,000	1,500,000

Fully Diluted Shares	16,782,507	16,782,507

Earnings (loss) per share
Basic	(0.019)	0.027
Diluted	(0.018)	0.025

3

SEA STAR GROUP, INC.

Notes to Financial Statements

 For the Nine Months Ended September 30, 2009

(Unaudited)

.

NOTES PAYABLE and LONG-TERM DEBT

Line of credit

Short-term borrowings from a financial institution secured by Accounts Receivable, inventory, real estate and equipment. Advances under the line bear interest at a variable rate of the bank’s prime rate plus .25%. Maximum borrowings under the line of credit at September 30, 2009, were $800,000. The line of credit is personally guaranteed by the Officers of the Company.	$715,575

Long-Term Debt

Note payable to a bank in 60 monthly installments of $7,968 including interest, secured by equipment.	263,351

Note payable to a bank in 60 monthly installments of $1,478, including Interest at 6.4%, balance due May 2010, secured by a Toterhome-RV.	90,619

Note payable on demand to related parties	274,000

Bonds payable to bank escrow account, including one annual principal Payment due November 1 and interest paid monthly at a variable rate. Secured by building and equipment.	2,700,000

3,327,970
Less current portion	(639,100)

$2,688,870
Maturity of long-term debt:
2010	$639,100
2010	280,064
2011	286,065
2012	222,741
2013	100,000
Thereafter	1,800,000
$3,327,970

LEASE COMMITMENTS

The Company has a month-to-month operating lease for the building it occupies. Total rent expense for this operating lease for the nine months ended September 30, 2009 and 2008 was $204,572 and $153,400 respectively.

RELATED PARTY TRANSACTIONS

The Company paid rent to R&S Holdings, LLC, owned by the same members as Riley Technologies, LLC for the lease of its North Carolina facility. Rent paid for the nine months ended September 30, 2009 and 2008 was $204,572 and $153,400 respectively.

The Company incurred Notes Payable with shareholders of Sea Star Group, Inc. in the amounts of $100,000, $150,000 and $24,000. All notes are due on demand and payable in full within 5 years.

4

SEA STAR GROUP, INC.

Notes to Financial Statements

 For the Nine Months Ended September 30, 2009

(Unaudited)

.

RELATED PARTY TRANSACTIONS (cont.)

The Company is also affiliated with two other entities, R & R Motorsports, LLC and Riley Motorsports, LLC through common ownership.

R&R Motorsports, LLC

	Sept 30,2009	Dec 31, 2008
Due From	$ -	$ 56,861
Sales	-	$6,639

Riley Motorsports, LLC

Due From	$ 27,930	$261,007
Sales	-	$2,046,219

INVENTORY

Inventory at September 30, 2009 and December 31, 2008 consisted of:

	Sept 30, 2009	Dec 31,2008
Finished Goods	$ 341,562	$609,955
Raw Materials	170,277	142,839
Work in Process	2,493,042	2,183,338

CONSOLIDATION OF VARIABLE INTEREST ENTITES

As of September 30, 2009, R&S Holdings, LLC leased real property to Riley Technologies, LLC. The entity is owned by members of Riley Technologies, LLC. In January 2003, the Financial Accounting Standards Board issued FIN 46, entitled Consolidation of Variable Interest Entities, which provides guidance in determining when variable interest entities should be consolidated in the financial statements of the primary beneficiary. The consolidation provisions of FIN 46, as revised, are effective in fiscal years beginning after December 15, 2004. The Company has consolidated Riley Technologies, LLC and R&S Holdings, LLC based on the requirements of FIN 46.

5

Management's discussion and analysis of
Financial condition and results of operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008 AND 2007 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenues

The Company generated revenues of $6,880,009 and $5,941,270 for the years ended December 31, 2008 and 2007, respectively, and had a cost of revenues of $5,330,006 and $4,081,460 for each year, generating a gross profit of $1,550,003 and $1,859,810 for 2008 and 2007, respectively.

For the nine months ended September 30, 2009, the Company generated revenues of $3,117,456, as compared to $6,035,688 for the nine months ended September 30, 2008, a 48.35% decrease. The decrease in revenues is due to the following factors, (1) race teams have reduced purchases in 2009 due to the economic environment, (2) previous track cars sold have performed well and teams have not upgraded in 2009, and (3) race teams have lost sponsorships and race team budgets have been decreased in 2009.

Gross Profit for the nine months ended September 30, 2009 was $851,670 or 27.32% as compared to $1,686,186 or 27.93% for the nine months ended September 30, 2008. Gross Profit as a percentage of sales has decreased due to lower revenues reducing the absorption of fixed manufacturing costs.

Operating and General & Administrative Expenses

Operating expenses of the Company totaled $1,508,687 and $1,273,584 for the years ended December 31, 2008 and 2007, respectively.  Operating expenses for the nine months ended September 30, 2009 were $1,074,862, as compared to $1,162, 305 for the nine months ended September 30, 2008.  Operating expenses decreased during the first 9 months of 2009 due to reduced payroll expenses

Income Taxes

The Company is not currently under examination by any federal or state taxing authority.

For the 9 months ended September 30, 2009, and for the years ended December 31, 2008 and 2007, Sea Star Group, Inc. had a zero (0) income tax expense.

Capital and Liquidity

As of September 30, 2009, the Company had current assets of $3,969,374 and total current liabilities of $2,163,940.  As of December 31, 2008, the Company had total current assets $3,987,385 and total current liabilities of $1,801,947.

As of September 30, 2009, the Company had $161,007 in cash on hand, compared to $55,443 and $349,288 for the years ended December 31, 2008 and 2007, respectively.  We have sufficient cash to meet our short-term expansion needs over the next 12 months. The company’s cash disbursements in excess of cash receipts is less than $3,000 per month.

The Company will require additional cash, either from stock sales or cash advances from stockholders and officers, to meet our financial needs and our long-term goals of expanding our business and divisions. The Company may not be able to obtain additional financing, either in the form of debt or equity sales, and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing stockholders will likely experience further dilution of their percentage ownership of the Company.

Long-Term Debt

The Company, through its wholly-owned subsidiary Riley Technologies, has a note payable to a bank in 60 monthly installments, including interest, secured by equipment, in the amount of $263,351, as of September 30, 2009.

The Company, through its wholly-owned subsidiary Riley Technologies, has a note payable to a bank in 60 monthly installments of $1,478, including interest at 6.4%, secured by a Toterhome-RV.  The balance is due May, 2010.  Balance as of September 30, 2009 is $90,619.

The Company has due,  $274,000 on demand to related parties.  Please see the section entitled Related Party Transactions for additional information.

The Company, through Riley Technologies, has bonds payable to a bank escrow account, including one annual principal payment due November 1, and interest paid monthly at a variable rate.  This is secured by our building and equipment.  Total due as of September 30, 2009 is $2,700,000.

Long-Term Debt (Cont.)

The Company has a short term line of credit with a bank secured by accounts receivable, inventory, real estate and equipment. Interest is calculated at the bank’s prime rate plus .25%. As of December 31, 2008 the balance due was $374,977 and at September 30, 2009 the outstanding balance was $715,575.

The following table illustrates the contractual obligations of the Company as of December 31, 2008:

Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term Debt Obligations	$3,176,330	$ 313,352	$672,825	$390,153	$1,800,000
Line of Credit	$ 374,977	$ 374,977
Promissory Notes – Demand	$ 250,000	$ 250,000
Future Interest Payments-*	$ 288,000	$ 35,000	$ 62,000	$ 51,000	$ 140,000
Total	$4,089,307	$973,329	$734,825	$441,153	$1,940,000
* interest rates are variable

* Interest on debt is variable and future interest payments were calculated for the table above using current interest rates as of September 30, 2009.

Related Party Transactions

During 2008, the shareholders of Riley Technologies, LLC advanced $250,000 to the company for research and development costs incurred for a new “track day” car design. During 2009, an additional $24,000 was advanced by the shareholders of Riley Technologies, LLC.

Riley Technologies paid rent to R&S Holdings, LLC, owned by the same members for the lease of its North Carolina facility. Annual rent is approximately $205,000.

Riley Technologies has sales to two related race teams, R&R Motorsports, LLC and Riley Motorsports, LLC. During 2008, $2,052,858 was sold to the two motorsports teams and $0 was sold during 2009. As of September 30, 2009, the two motorsports teams owe Riley Technologies $27,930.

Critical Accounting Policies

Intangible assets

Impairment reviews in respect of intangible assets are performed at least annually. More regular reviews, and impairment reviews in respect of other assets, are performed if events indicate that this is necessary. Impairment reviews are performed by comparing the carrying value of the asset concerned to that asset’s recoverable amount (being the higher of value in use and fair value less costs to sell). Value in use is a valuation derived from discounted future cash flows. The most important assumptions when preparing these forecast cash flows are long-term growth rates and discount rates. These are challenged at least annually and although these are believed to be appropriate, changes in these assumptions could change the outcomes of the impairment reviews.

The most significant balances of intangible assets relate to the development of Riley Technologies brand.

Provisions

Provisions are made, amongst other reasons, for legal matters, disputed receivables, employee  costs and other costs where a legal or constructive obligation exists at the balance sheet date and a reliable estimate can be made of the likely outcome.

Taxation

Full provision is made for deferred and current taxation at the rates of tax prevailing at the year end unless future rates have been substantively enacted.  Deferred tax assets are regularly reviewed for recoverability, and a valuation allowance is established to the extent that recoverability is not considered likely.

Credit Risk

During the year, the Company from time to time may have had amounts on deposit in excess of the insured limits. At September 30, 2009, the Company did not have any cash balances in excess of the $250,000 FDIC limit. The limit is set to expire December 31, 2009.

Accounts Receivable

The Company sells to some customers on open unsecured credit. To reduce the risk of uncollectible accounts, customers are required to make a deposit with Riley before a car is customized. Parts sales are sold by payment in advance or open unsecured credit based on the customer qualifications.

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete and rework quantities of inventory are reduced to net realizable value.

Plan of Operation

Over the next twelve months, the Company plans to increase sales of existing and new products, the newly developed Track Day Car and Camaro, while furthering development of carryover products DP and GT series Cars.  The Company will also be searching out new ventures to include the establishment of three new divisions:

a.

Consumer

b.

Military and government Contracts

c.

Parts

Proceeds of $2,750,000 raised from the common stock offering of $5,250,000, will be used to launch these divisions For the next twelve months, the Company will focus its efforts on development in the following divisions.  As of the date of this Prospectus, the only division that has generated reportable activity has been the racing division.

Racing Division

Presently, Riley Technologies designs and builds cars for NASCAR Grand American Rolex series in both the Daytona Prototype (DP) and Grand Touring (GT) category, Grand American Koni GS, American LeMans Series, USAC Gold Crown Series, Japanese GT Championship Series, and the Riley Track Day Car.  Riley built cars have won a number of races and championships, including six straight Grand American Rolex Series DP Constructor Championships.  The cars we build utilize many major manufacturers’ engines including Lexus, Porsche, Pontiac, Ford, Chevrolet, BMW, and Mazda.  In the most recent Grand American event on September 18, 2009, the Utah 250, we placed nine cars in the top ten, including the winning car in both the DP and GT category.  Of the 18 cars competing in that race, we built 13.  The Rolex GT Series has nearly 40 cars that may participate on any given weekend, of those we built seven Mazda GT cars and anticipate expanding the number built.  Both race divisions offer an opportunity for further expansion, including the ability and plan to build more cars for current and new teams.  There are currently twelve Rolex Series events throughout North America, and Riley Technologies supports their customers at each race.  Parts sales per event average over $60,000 per race.

The Company will explore opportunities to develop new cars, parts and engineering support for NASCAR and other series, such as alternative powered race cars, Grand Am Koni Series, GT4 competition, Indy Racing League, American Le Mans Series, and the Gold Crown Series.

We plan to expand our reach into the European, Asian and Middle East automotive markets.  The new Riley Technologies Camaro will be included into the European market with its planned approval for racing in the GT4 series.  This will allow us to market our products to a more international market.

We intend to expand our market share in the growing weekend racer market.  Riley Technologies designed, engineered, and manufactured the winning Riley Track Day Car.  The car was built to appeal to the weekend “casual” racer by offering a high–powered(500+ horsepower), safe, and low maintenance track day car. A low maintenance track day car would reduce the cost of ownership for the weekend “casual” racer.  The car captured the 2009 Track Day Car Challenge Championship.

Racing

New opportunities are being investigated for growth, such as adding more cars and teams in the series where we currently participate such as DP and GT.  The Gold Crown Series, Koni Series, and GT4 also represent new opportunities where we anticipate selling cars from our initial entry.  There are also series such as IRL and NASCAR Cup Series where we have a successful history and look to return in the future.

Track Day Car

We have built a high-powered (500+ horsepower) Track Day Car (TDC) for the weekend racer, which won the 2009 Track Day Car Challenge at the VIR circuit in Virginia.  This market includes those who currently race such cars as Porsche, Ferrari, Lamborghini, Corvette, and Bugatti.  The Riley TDC hopes to have an assortment of lower cost replacement parts which are readily available, utilizes many racing safety features protecting the driver in the event of an accident, and is designed to minimize repair efforts after an accident..  We plan on actively pursuing the placement of this car to hundreds of permanent road courses that are located around the world.  The race tracks can be viewed at http://www.silhouet.com/motorsport/tracks/tracks.html.

The Company hopes to obtain additional business by selling Track Day Cars or by forming joint ventures with tracks to provide a racing experience for racing enthusiasts...

Parts Division

The Company plans to create a new subsidiary focusing on customized parts for the “do it yourself” market and the consumer seeking more from his vehicle.  Our aspirations include supplying aftermarket parts to auto parts stores.  At this time, we have not entered into any negotiations with any of these retailers.

We may also produce customized parts for street cars which will utilize our racing heritage to increase the performance and looks of the customers’ street car.  These parts could include a new braking package, bodywork, carbon fiber options, and engine upgrade kits.

Parts

The US auto parts manufacturing industry consists of 4,500 companies with combined annual revenue of about $225 billion.

Auto parts suppliers make components that are assembled by the car companies.  Major product categories are and the portion of the revenue stream they represent are:

Transmission and Power Train Components

17%
Engines and Parts are

16%
Metal Stamping of Body parts and Trim

13%
Electrical and Electronic Components

11%
Seating and Interior Trim

9%
Brake Systems

6%

Other parts include steering and suspension components and air conditioning systems.

The US automotive parts wholesale and retail industry includes about 35,000 companies with combined annual revenue of $135 billion. The wholesale segment of the industry is concentrated in the 50 largest companies who have more than 50 percent of the segment’s sales.  The retail segment is fragmented.  Many large companies operate both wholesale distribution centers and retail stores.

Government Contracts

The Department of Defense, GSA (US General Services Administration), DLA (Defense Logistics Agency), and numerous other government agencies offer an opportunity for small businesses to bid on specified projects.  Our first goal is finalizing our approval as an approved contractor.  We are currently working on the final stages in the approval process, and plan on hiring an organization to guide us through this protocol.  We have completed and are registered with the CCR (Central Contractor Registration) for the right to bid on available military contracts

The Department of Defense is constantly examining ways to increase the military’s effectiveness for deployed vehicles.  US military vehicles have historically been designed and built by very large assembly line-based car manufacturers.  The issue with this kind of development is its lack of adaptability and the ability to make changes quickly and effectively.  The Department of Defense recognized the advantages of using specialty companies such as race car manufacturers to design and build military vehicles that can be easily adapted for specific uses.  These specialty vehicles will be made of parts that are easy to maintain and repair in the result of a breakdown or battle damage.  There have been many improvements to military vehicles that have their roots in racing ideas such as a removable quarter panel, racing tear off’s, and safety features.  Our long history with car suspension could allow us to install highly adjustable shocks that would allow for adaptability of the vehicle for various terrains.

By utilizing computer optimization models we can redesign the shock absorbers to act as a stabilizing unit, permitting the vehicle to climb very hilly terrain by raising the downhill portion of the vehicle and lowering the uphill portion.  Secondly, we will look to properly segment the frame by placing sleeves inside each other and simply removing the damaged portion resulting from destruction or as a result of explosive devises.  A similar methodology is successfully used on our racing vehicles and could help to save two thirds of the vehicle in the event of an accident.  We would look at all areas of the vehicle to make sure it is easy to replace or repair such as snap in and out panels, frames, wheels, axles, engines, transmissions, etc.

Consumer Division

Riley plans to build eco-friendly cars which will help us promote our overall brand, image, and product.  Eco-friendly cars are defined by Riley as cars that cause either less pollution or result in energy savings or extended fuel mileage.  These include, but are not limited to, electric and natural gas powered vehicles.

We are investigating the possibility of producing an electric or natural gas powered vehicle, using both existing technology and our expertise in automobile design and construction.  Such a car would be designed by Riley.

Competition

The Company has examined the competition and of the new industries it plans to enter and although they are significant, there are no barriers to entry, if sufficient capital is obtained to proceed with the new initiatives.

Research and Development

The Company intends to dedicate a great deal of time and money to research and development of new products and services.  There are two components of research and development costs, Factory R&D and Team Expenditures.  Factory R&D costs includes any design and manufacturing of special parts to test and occasionally the actual testing of the parts.

Team Expenditures relates to our race team.  The sole reason to run an in-house team is to further develop our products for speed, cost improvement and durability.  Therefore, we consider the expenditures to run our race team a part of our R&D cost.

The table below shows the reported Factory R&D costs and Team Expenditures. Factory R&D and Team Expenditures are included in the Statement of Operations as Cost of Revenues.

Year	Factory R&D	Team Expenditures	Totals
2006	$31,476.00	$1,932,599.00	$1,964,075.00
2007	$75,815.00	$2,215,897.00	$2,291,712.00
2008	$16,000.00	$1,630,937.00	$1,646,937.00
Totals:	$123,291.00	$5,779,433.00	$5,902,724.00

The Company plans to spend $ 235,000 over the next twelve months for research and development.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The independent accountant for the Company is Traci J. Anderson, CPA of Huntersville, North Carolina.  This firm was engaged on or about September 1, 2009. To the present time, the independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Sea Star as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Robert W. Riley(1)	78	Director	Annual
William P. Riley(1)	41	President, VP, Chief Designer, Technical Director	Annual
Ronald L. McMahon	61	VP, CFO, General Manager, Treasurer	Annual
Kenneth E. Swan	30	Secretary	Annual

(1)

William P. Riley is the son of Robert W. Riley

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Robert W. Riley

Robert W. Riley graduated from Louisiana State University in 1958 with dual degrees in mechanical and aeronautical engineering.  Bob started working on the Saturn rocket program for Chrysler’s Space Division before moving to Ford, and then to Kar Kraft, in the 1960’s.  At Kar Kraft he designed parts of the Le Mans winning Form Mk IV.  Kar Kraft also provided an introduction to A.J. Foyt.  From 1971-1973, and again in 1981, Bob designed several “Coyote” Indy cars for Mr. Foyt including the one he drove to win his fourth and final Indy 500.

From the mid 1970’s through the mid 1980’s, Robert Riley designed or assisted in the design of a number of different type of race cars which included Super Vees, Corvette road racers, body kits to turn F5000 cars into Can-Am cars, NASCAR Nextel Cup cars and NHRA funny cars.  Beginning in 1984, Bob re-defined the tube-framed silhouette road racing chassis (Trans-Am, IMSA GTO), first for Ford, and, from 1990-93, for General Motors.

Robert Riley also served as an outside consultant for some of the NASCAR teams.  From the late 1980’s until 2006, Bob worked closely with Hendricks Motorsports, Robert Yates Racing and Richard Childress Racing in a variety of capacities while assisting each.  During that period, cars that Bob consulted with went on to capture five Daytona 500’s, including Dale Earnhardt’s 1998 victory.

In more recent years, Bob has been an integral part of the design and development process for the various Riley designs, such as the Mark XI Daytona Prototype, Grand American GT cars, both the Mazda RX8 and BMW6; USAC Gold Crown cars; GT2 Corvette for the ALMS Series; Riley Tech Mark I Track Day Car; the Koni GS Camaro to; the SuperGT for competition in the Japanese GT Supercar Series; safety rescue vehicles for the Championship Auto Racing Team (CART) series; and has continued development and testing of an eco-friendly car, operating on compressed natural gas, with a goal to set a land speed record.  In addition, Bob had a key role in modifying the current Car of Tomorrow for the NASCAR Nextel Cup series as well as Nationwide cars.

William P. Riley

William Riley completed his engineering training at Purdue University, earning his Mechanical Technology degree in 1990.  His initial years in Indianapolis were focused on the Buick Indy program and the design of the Intrepid GTP car.  When the Buick program began to diminish, he focused on Riley’s Trans-Am designs.  He worked closely with the original customers on that program, which included General Motors, George Robinson, and Tom Gloy.

Through the early years with Riley, Bill worked with his father, Robert Riley, to design other cars, including the RM2 Sports 2000 prototype built by Pratt and Miller, the Oldsmobile GTO Cutlass, and the MK III.  During this time, Bill also developed as the team manager for the company’s factory teams.  Bill has led a major professional road racing team every year, including one of the GM factory Corvettes in 1999 and as Technical Director of the Cadillac Northstar LMP in both 1999 and 2000.  He also served as the at-track engineer with the original Mk V IRL car on occasion for Stan Wattles and later served the same role for Eliseo Salazar.  He remains in demand as an at-track engineer for both customer teams and other top-tier racing teams.

Recent Riley designs in which Bill has been involved are the Mark XI Daytona Prototype, Grand American GT cars, both the Mazda RX8 and BMW6; USAC Gold Crown cars; GT2 Corvette for the ALMS Series; Riley Tech Mark I Track Day Car; the Koni GS Camaro to; the SuperGT for competition in the Japanese GT Supercar Series; safety rescue vehicles for the Championship Auto Racing Team (CART) series; continued development and testing of an eco-friendly car, operating on compressed natural gas, with a goal to set a land speed record, and modifying the current Car of Tomorrow of the NASCAR Nextel Cup series as well as cars for the NASCAR Nationwide series.

Ronald L. McMahon

As General Manager of Riley Technologies since July of 1995, Ron oversees all of the company’s operations. He has a degree in mechanical engineering from General Motors Institute, now Kettering University.  Ron has extensive knowledge in vehicle manufacturing management from his 20 years of service at General Motors.  His entire tenure while at General Motors was either as a manager or an executive.

Mr. McMahon also has entrepreneurial experience, forming his own company, Oz-Car Incorporated.  For more than 10 years, Oz-Car designed and built open-wheel racecars for USAC and The World of Outlaws.  His cars have won many races and championships around the United States, New Zealand and Australia.  Oz-Car also specialized in prototype and development work for many different industries.

Kenneth E. Swan

Kenneth Swan is a business manager for Riley Technologies.  He has been involved in racing most of his adult life, starting as a weekend warrior in the IRL series, at the age of seventeen.

While in college, Kenneth participated in many racing events with Riley Technologies, and worked with Riley as a summer intern until finishing his college education.  He received his degree in Economics from Louisiana State University (LSU) in 2003 and has worked full time for Riley Technologies since graduation.

After LSU, Kenneth served as Team Manager for the Riley Motorsports - SunTrust race team.  The team competed in the Grand American Rolex Series, winning the Driver and Team Championship in 2005.  During his tenure from 2004 to 2008, the team was one of the most successful in Grand American Rolex Daytona Prototype racing, winning events each season.  The wins included a trip to victory lane at the 2005 Rolex 24 Hours of Daytona.

During his time in racing, Kenneth has participated in many high-profile events including nine Rolex 24 Hours of Daytona; four 12 Hours of Sebring; the prestigious 24 Hours of Le Mans and the Indianapolis 500.

Outside of the race, Kenneth is pursuing new projects for Riley Technologies.  This includes investigating various opportunities for new Green Eco-friendly ventures, including working with vendors to develop a new Eco-friendly car for the racing and mass markets.

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2008 and 2007 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2008 that received annual compensation during the fiscal year ended December 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William P. Riley, President	2008 2007	199,992	0 0	0 0	0 0	0 0	0 0	12,650	212,642

Ronald L. McMahon, Treasurer	2008 2007	100,006	0 0	0 0	0 0	0 0	0 0	161	100,167

Kenneth E. Swan, Secretary	2008 2007	61,110	0 0	0 0	0 0	0 0	0 0	3,671	64,781

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) All officers listed above have the ability to earn a 10% bonus in 2009 based on exceeding forecasted sales of $5,600,000.

Director Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Riley, Director	2008 2007	65,915	0 0	0 0	0 0	0 0	0 0	107.04	66,024

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of January 18, 2010, Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of January 18, 2010.

Amount and Nature of Beneficial Ownership as of January 18, 2010.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Robert W. Riley Director	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
William P. Riley President	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
Kenneth E. Swan Secretary	170 Overhill Drive Mooresville, NC 28117	0	0%
Ronald L. McMahon Treasurer	170 Overhill Drive Mooresville, NC 28117	600,000	3.93%
All officers and directors as a group (Group of 2)		12,600,000	82.45%
J. Austin Scheibel	18128 Harbor Light Blvd Cornelius, NC 28031	828,476	5.42%
Hillcrest Financial Partners, LLC	5004 N. Kings Hwy. Myrtle Beach, SC 29577	394,248	2.58%
Daniel P. Sabbia(1)	Switzerland	474,204	310%

(1) Former officer and director of the Company.

Certain Relationships and Related Transactions and Director Independence

R&R Motorsports, LLC (f/k/a Riley-D’Hondt Motorsports, LLC), a North Carolina Limited Liability Company, organized in the State of North Carolina on June 29, 2006, was a start-up, professional NASCAR racing organization that planned to enter into NASCAR racing for competition in 2007.  The original members or RDM were Edward J. D’Hondt (40%), William P. Riley (40%), and Robert W. Riley (20%).  This company ended operations on or about September 2007.  It is no longer actively in operation and is maintained solely for the purpose of satisfying debt. The debt is being paid by William and Robert Riley personally.

In December 12, 2007, a Purchase and Sale of Membership Interest agreement was entered into by the members to buy out the ownership interests of Edward J. D’Hondt.  As of December 31, 2007, the name of the company was changed to R&R Motorsports, LLC with membership interests as follows:  William P. Riley, 70%, Robert W. Riley, 30%.

As a sister company of Riley Technologies, LLC, R&R Motorsports, LLC incurred expenses for labor and supplies, etc., as well as additional expenses and fees relating to its cessation of business operations.  Riley Technologies has advanced funds for payment of said expenses.  December 31, 2008, $6,257.68 was attributable to a 2008 Worker’s Compensation Insurance Audit for coverage of employees and contractors of R&R Motorsports, LLC between January and December 2007.  This coverage was provided under Riley Technologies, LLC policy and all premiums were paid by Riley Technologies on behalf of R&R, said premiums were invoiced back to R&R for reimbursement.  Due to the fact that R&R was no longer operational, this cost was adjusted by year-end entries.

The Company paid rent to R&S Holdings, LLC, owned by the same members as Riley Technologies, LLC for the lease of its North Carolina facility.  Rent paid in 2008 and 2007 was $204,572 and $229,852, respectively.  Rent paid for the nine months ended September 30, 2009 and 2008 was $204,572 and $153,400, respectively.

The Company incurred Notes Payable for research and development costs for a new “track day” car design with both members of Riley Technologies, LLC in the amounts of $100,000 and $150,000 for the year ended December 31, 2008.  Both notes are due on demand.  The Company incurred Notes Payable with shareholders of Sea Star Group, Inc. for the nine months ended September 30, 2009 in the amounts of $100,000, $174,000 and $25,000.  All notes are due on demand and payable in full within 5 years.

Riley Technologies has sales to two related race teams, R&R Motorsports, LLC and Riley Motorsports, LLC.  During 2008, $20,052,858 was sold to the two motorsport teams, and $0 was sold during 2009.  As of September 30, 2009, the two motorsports teams owe Riley Technologies $27,930.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Stockholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

292.95

Accounting fees and expenses

5,000.00

Legal fees and expenses

10,000.00

Total

$

15,295.50

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

In October, 2009, the Company’s former officer, Daniel Sabbia, sold 44,445 shares of common stock in a private transaction.  The Company was not involved in the transaction and did not receive any funds as a result of the transaction.

On June 12, 2007, 2,200,000 shares were issued to Daniel Sabbia and Austin Schiebel in lieu of compensation. Also, 4,228,120 shares were issued to Daniel Sabbia and Austin Schiebel for capital contributions prior to June 12, 2007.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
2.1	Purchase Agreement dated 1/30/01	Previously Filed
2.2	Merger Agreement with Riley Technologies	Attached
3.1	Articles of Incorporation	Previously Filed
3.2	Articles of Amendment filed 8/30/01	Previously Filed
3.3	Nevada Articles of Incorporation	Previously Filed
3.4	Certificate of Amendment filed 5/23/06	Previously Filed
3.5	Certificate of Amendment filed 10/9/06	Previously Filed
3.6	Bylaws	Previously Filed
4.1	Certificate of Designation – Series B Preferred	Previously Filed
5.1	Opinion re Legality and Consent of Attorney	Attached
10.1	Lease Agreement	Previously Filed
10.2	Deed of Trust, Security Agreement and Assignment of Rents and leases	Attached
10.3	BB&T Note Modification Agreement and Loan Agreement	Attached
10.4	SunTrust Loan Commitment and Agreement, Promissory Note, Security Agreement and Guaranty Agreement	Attached
10.5	BB&T Equipment Finance Vehicle/Equipment Lease	Attached
10.6	Promissory Note, $24,000	Attached
10.7	Promissory Note, $150,000	Attached
10.8	Promissory Note, $100,000	Attached
21.1	Subsidiaries of Registrant	Previously Filed
23.1	Consent of Accountant	Attached

23.2	Consent of Attorney	Included in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement o prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement o prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mooresville, North Carolina on October 30, 2009.

SEA STAR GROUP, INC.

/s/ William P. Riley

William P. Riley, President

/s/ Ronald L. McMahon

Ronald L. McMahon, VP, CFO, General Manager, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Robert W. Riley

Robert W. Riley, Director

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